Exhibit 99.1

FOR IMMEDIATE RELEASE

MATRIX SERVICE COMPANY ANNOUNCES DEPARTURE OF CHIEF EXECUTIVE OFFICER AND APPOINTMENT OF INTERIM CHIEF EXECUTIVE OFFICER

Company Also Announces Waiver on Its Senior Credit Facility

TULSA, OK – March 29, 2005 – Matrix Service Co. (Nasdaq: MTRX), a leading industrial services company, announced that effective March 28, 2005 that Brad Vetal has resigned as Matrix Service Company’s chief executive officer and chairman of the Board of Directors. Michael Hall, Matrix’s former chief financial officer and a current director on the Board, has been appointed interim chief executive officer of Matrix Service Company. Mr. Ed Hendrix, currently an independent director on Matrix’s Board was elected chairman of the Board of Directors.

On March 23, 2005, the Company received a temporary waiver from its senior lenders of their rights and remedies arising from any unmatured defaults under the Credit Agreement resulting from a shortfall in preliminary February 28, 2005 quarter-end financial results. The temporary waiver expires at the end of the business day on April 11, 2005. In connection with the waiver, the Credit Agreement was amended to reduce funds available under the revolving line of credit to the lesser of $29,000,000 or 70% of the borrowing base, to eliminate a provision in the credit agreement that provided for the partial restoration of the revolver availability upon the repayment of Term Note B and for certain other matters. The Company also announced the retention of a financial consultant and an investment-banking firm to assist the Company and its Board in evaluating all financial and strategic options.

The temporary nature of the waiver is intended to permit Matrix and the senior lenders to draft a more permanent waiver once final third quarter and nine-month year-to-date results for the period ending February 28, 2005 are available, which is expected some time prior to April 11, 2005. Items still in the preliminary stages of analysis include impairment assessments of certain Company assets. Matrix intends to release its third quarter and nine-month year-to-date results for the periods ended February 28, 2005, on Monday, April 11, 2005, prior to the open of the market.

Given these developments, it is unlikely that any of the senior debt will be refinanced prior to April 1, 2005, at which time the interest rate on the $20,000,000 Term Note B is scheduled to increase from 12.5% to 18%.

In conjunction with the April 11, 2005 earnings release, Matrix Service will host a conference call with Mike Hall, interim president and CEO, Jim Ryan, COO and Les Austin, CFO.

The conference call will be held at 11:00 a.m. EDT / 10:00 a.m. CDT and will be simultaneously broadcast live over the Internet at www.vcall.com. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within one hour of the live call.

If you have any questions, please contact Trúc Nguyen at 212-888-0044 or via email at tnguyen@sternco.com.

About Matrix Service Company

Matrix Service Company provides general industrial construction and repair and maintenance services principally to the petroleum, petrochemical, power, bulk storage terminal, pipeline and industrial gas industries.

The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities located in Oklahoma, Texas, California, Michigan, Pennsylvania, Illinois, Washington and Delaware in the U.S. and Canada.

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate”, “continues”, “expect”, “forecast”, “outlook”, “believe”, “estimate”, “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those identified in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company’s operations and its financial condition. We undertake no obligation to update information contained in this release.

For More Information:	Investors:
Les Austin	Trúc N. Nguyen
Vice President Finance and CFO	VP, Investor Relations
Matrix Service Company	Stern & Co.
918/838-8822	212/888-0044
laustin@matrixservice.com	tnguyen@sternco.com